Exhibit 99.1

Renatus Tactical Acquisition Corp I Announces Pricing of
Upsized $210 Million Initial Public Offering

Coral Gables, Florida, May 14, 2025 — Renatus Tactical Acquisition Corp I (the “Company”) today announced the pricing of its upsized initial public offering of 21,000,000 units at a price of $10.00 per unit. The units are expected to begin trading on The Nasdaq Global Market under the ticker symbol “RTACU” on May 15, 2025. Each unit consists of one of the Company’s Class A ordinary shares and one-half of one redeemable public warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Company expects that its Class A ordinary shares and warrants will be listed on The Nasdaq Global Market under the symbols “RTAC” and “RTACW,” respectively. The offering is expected to close on May 16, 2025, subject to customary closing conditions.

The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.  While the Company may pursue an initial business combination target in any industry, sector or geographic region, the Company intends to focus its search on high potential businesses based in the United States in the cryptocurrency and blockchain, data security and dual use technologies markets.

Clear Street is acting as sole book-running manager for the proposed offering. The Company has granted the underwriters a 45-day option to purchase up to 3,150,000 additional units at the initial public offering price, less underwriting discounts and commissions, solely to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained, when available, from Clear Street, Attn: Syndicate Department, 150 Greenwich Street, 45th floor, New York, NY 10007, by email at ecm@clearstreet.io, or from the U.S. Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

A registration statement on Form S-1 relating to these securities was declared effective by the U.S. Securities and Exchange Commission on May 14, 2025. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering, the closing of the offering, and the anticipated use of the net proceeds from the offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the Company will ultimately complete a business combination transaction in the sector it is targeting or at all. Management has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While they believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management’s control. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement on Form S-1 and preliminary prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Alexander Cano
Renatus Tactical Acquisition I
Phone: 645-201-8586
Email: ac@renatusadvisors.com
Website: www.RTAC1.com